UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

______________________

FORM 8K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2017 (May 17, 2017)
______________________

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32259	94-3267295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Orchard Parkway
San Jose, California 95131
(Address of principal executive offices, including zip code)

(408) 470-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Align Technology, Inc. (the “Company”) with the Securities and Exchange Commission on May 18, 2017 (the “Original 8-K”). Amendment No. 1 updates “Item 5.07 Submission of Matters to a Vote of Security Holders” in the Original 8-K to disclose the decision of the Board of Directors (the “Board”) regarding how frequently the Company will conduct a non-binding advisory vote on executive compensation. No other changes have been made to the Original 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders
At the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 17, 2017, a non-binding, advisory vote was conducted concerning the frequency of the vote regarding the Company’s executive compensation. In the Company’s proxy statement furnished to stockholders in connection with the Annual Meeting, its Board of Directors recommended a vote for every year. At the Annual Meeting, a majority of votes cast on the matter were cast in favor of holding future advisory votes on executive compensation every year. The Board of Directors determined to hold future non-binding, advisory votes on executive compensation every year, so that the next such vote will be held at its 2018 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 2, 2017	ALIGN TECHNOLOGY, INC.

By: /s/ Roger E. George
Roger E. George
Vice President, Legal and Corporate Affairs and General Counsel